Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Hughes Communications, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), we, Pradman P. Kaul and Grant A. Barber, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(i)	the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 11, 2006.

/s/ Pradman P. Kaul
Pradman P. Kaul
President and Chief Executive Officer

/s/ Grant A. Barber
Grant A. Barber
Executive Vice President and Chief Financial Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.